Exhibit 10.1

SECOND AMENDMENT AGREEMENT

THIS SECOND AMENDMENT AGREEMENT, dated as of August 4, 2011 (this “Amendment”) is among MERCURY CASUALTY COMPANY (the “Borrower”), MERCURY GENERAL CORPORATION (the “Parent”), the various financial institutions parties thereto (collectively, the “Lenders”) and BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”). Terms defined in the Credit Agreement (as defined below) are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

WHEREAS, the Borrower, the Parent, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of January 2, 2009 (as amended to date, the “Credit Agreement”) and wish to amend the Credit Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1. AMENDMENTS TO CREDIT AGREEMENT. Effective as of the Amendment Effective Date (as hereinafter defined):

1.1 Amendment to Section 1.01. Section 1.01 of the Credit Agreement is amended by:

(a) amending and restating the following definitions to read as follows:

“Applicable Rate” means 0.40%.

“Maturity Date” means January 2, 2015; if such date is not a Business Day, the Maturity Date shall be the next succeeding Business Day.

“Parent Net Worth” means, as of any date of determination, the consolidated shareholders’ equity of the Parent calculated in accordance with GAAP. For purposes of calculating Parent Net Worth, the effect of mark-to-market accounting for held securities shall be disregarded.

“Risk Based Capital Ratio” means, as to any Material Insurance Subsidiary, the ratio of (a) the Total Adjusted Capital, calculated in accordance with SAP, to (b) the Company Action Level.

(b) deleting the definition of “Consolidated Parent Net Worth” in its entirety; and

(c) adding the following new definition in proper alphabetical order:

“Company Action Level” means (a) for any Material Insurance Subsidiary that is domiciled in California, two (2) times the Authorized Control Level Risk Based Capital, calculated in accordance with SAP, and (b) for all other Material Insurance Subsidiaries, the Company Action Level, calculated in accordance with SAP.

1.2 Amendment to Section 6.01. Section 6.01 of the Credit Agreement is amended by amending and restating Sections 6.01(c) and (d) to read as follows:

(c) within five (5) Business Days after the applicable regulatory filing date, but in any event not later than fifty-five (55) days after the end of each calendar quarter (commencing with the calendar quarter ended June 30, 2011) in respect of which an Interim Statement is required to be filed, a copy of each Interim Statement of the Borrower and each Material Insurance Subsidiary for such calendar quarter, prepared in accordance with SAP;

(d) within five (5) Business Days after the applicable regulatory filing date for each calendar year (commencing with the filing for the calendar year ended December 31, 2011), but in any event within ninety (90) days after the end of each calendar year, a copy of the Annual Statement of the Borrower and each Material Insurance Subsidiary for such calendar year, prepared in accordance with SAP; and

1.3 Amendment to Section 7.01(b). Section 7.01(b) of the Credit Agreement is amended and restated to read as follows:

(b) Liens securing the Existing Term Loan Agreement provided that the outstanding principal amount thereof does not exceed $20,000,000 or any additional amount permitted pursuant to Section 7.03(b) and Liens securing any Existing Loan Agreement Swap Contract;

1.4 Amendment to Section 7.03(b). Section 7.03(b) of the Credit Agreement is amended and restated to read as follows:

(b) Indebtedness under the Existing Term Loan Agreement and refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness shall not exceed $20,000,000 plus an amount equal to a reasonable premium or interest and other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such refinancing, refunding, renewal or extension;

1.5 Amendment to Section 7.11(a). Section 7.11(a) of the Credit Agreement is amended and restated to read as follows:

(a) Borrower Statutory Surplus. The Borrower shall not permit the Borrower Statutory Surplus to be less than an amount equal to the sum of (a) $750,000,000 plus (b) 25% of positive Consolidated Statutory Net Income earned in each calendar year commencing with the calendar year ended December 31, 2010.

1.6 Amendment to Section 8.01. Section 8.01 of the Credit Agreement is amended by amending and restating clause (f) to read as follows:

(f) Cross-Default. (i) The Parent or any other Material Party (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) owed to Bank of America, regardless of the amount owed, or (B) fails to observe or perform any other agreement or condition relating to any Indebtedness referred to in clause (i)(A) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; (ii) the Parent or any other Material Party (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder, Indebtedness referred to in clause (i) above and Indebtedness under Swap Contracts) having an aggregate outstanding principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any Indebtedness referred to in clause (ii)(A) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; (iii) there occurs under any Swap Contract with Bank of America an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Parent or any other Material Party is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Parent or any other Material Party is an Affected Party (as so defined); or (iv) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Parent or any other Material Party is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Parent or any other Material Party is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Parent or such Material Party as a result thereof is greater than the Threshold Amount; or

1.7 Amendment to Exhibit C-1. Exhibit C-1 of the Credit Agreement is amended and restated by replacing such Exhibit with the Compliance Certificate attached hereto as Exhibit C-1.

SECTION 2. CONDITIONS PRECEDENT. This Amendment shall become effective on the date (the “Amendment Effective Date”) when (a) the Administrative Agent shall have received this Amendment, duly executed by the Borrower, the Parent, the Administrative Agent and the Lenders and (b) the Administrative Agent shall have received certified resolutions of the Borrower and the Parent authorizing the execution and delivery of this Amendment and the performance of the Credit Agreement as amended hereby.

SECTION 3. REPRESENTATIONS AND WARRANTIES. To induce the Lenders and the Administrative Agent to enter into this Amendment, each of the Borrower and the Parent hereby represents and warrants to the Administrative Agent and each Lender as follows:

3.1 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each of the Borrower and the Parent of this Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries, which could reasonably be expected to have a Material Adverse Effect, or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

3.2 Government Approval, Regulation, etc. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with (including any amendments to the Post-Closing Filings), any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower or the Parent of this Amendment; except for approvals, consents, exemptions, authorizations, actions, notices or filings (i) which have already been obtained or made or (ii) for which the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect and such failure could be cured without unreasonable delay or cost.

3.3 Validity, etc. This Amendment has been duly executed and delivered by the Borrower and the Parent. This Amendment constitutes a legal, valid and binding obligation of each such Person, enforceable against each such Person in accordance with its terms.

3.4 No Default or Event of Default. No Default or Event of Default has occurred and is continuing or will result from the execution and delivery or effectiveness of this Amendment.

3.5 Representations and Warranties. The representations and warranties of the Loan Parties contained in Article V of the Credit Agreement and in the other Loan Documents are true and correct in all material respects as of the Amendment Effective Date, with the same effect as though made on such date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

SECTION 4. MISCELLANEOUS.

4.1 Continuing Effectiveness, etc. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, and all other Loan Documents shall remain in full force and effect and each is hereby ratified, approved and confirmed in each and every respect. After the effectiveness of this Amendment in accordance with its terms, all references to the Credit Agreement in the Loan Documents or in any other document, instrument, agreement or writing shall be deemed to refer to the Credit Agreement as amended hereby.

4.2 Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable out-of-pocket expenses of the Administrative Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent) in connection with the negotiation, preparation, execution and delivery of this Amendment.

4.3 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

4.4 Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

4.5 Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts (and by different parties hereto in different counterparts), each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic “.pdf” file shall be effective as delivery of a manually executed counterpart hereof.

4.6 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

4.7 Successors and Assigns. Subject to any restrictions on assignment contained in the Credit Agreement, this Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

[Signatures follow]

IN WITNESS WHEREOF, the undersigned have duly executed this Second Amendment Agreement as of the date first set forth above.

MERCURY CASUALTY COMPANY

By:	/S/ THEODORE R. STALICK
Name:	Theodore R. Stalick
Title:	Vice President and Chief Financial Officer

MERCURY GENERAL CORPORATION

By:	/S/ THEODORE R. STALICK
Name:	Theodore R. Stalick
Title:	Vice President and Chief Financial Officer

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BANK OF AMERICA, N.A., individually as Administrative Agent and Lender

By:	/S/ BANSREE M. PARIKH
Name:	Bansree M. Parikh
Title:	SVP

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EXHIBIT C-1

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of January 2, 2009 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Mercury Casualty Company, a California corporation (the “Borrower”), Mercury General Corporation, a California corporation (the “Parent”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the [chief executive officer] [chief financial officer] [treasurer] [controller] of the Parent and the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Parent and the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. The Parent has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Parent ended as of the above date.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. The Parent has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Parent ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Parent and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

[Use following paragraph 2 for Annual Financial Statements]

2. Attached as Schedule 1 hereto is a true and correct copy of the Annual Statements of the Borrower and the Material Insurance Subsidiaries as at the end of the calendar year ended             ,          which have been prepared in accordance with SAP, and fairly present, in all material respects, the financial position of the Borrower and the Material Insurance Subsidiaries for the periods indicated and on a basis consistent with prior periods.

[Use following paragraph 2 for Interim Statements]

2. Attached as Schedule 1 hereto is a true and correct copy of the Interim Statements of the Borrower and the Material Insurance Subsidiaries as at the end of the calendar quarter

C-1-1

ended             ,          which have been prepared in accordance with SAP, and fairly present, in all material respects, the financial position of the Borrower and the Material Insurance Subsidiaries for the periods indicated and on a basis consistent with prior periods.

3. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Parent, the Borrower and the Material Insurance Subsidiaries during the accounting period covered by the attached financial statements.

4. A review of the activities of the Parent, the Borrower and the Material Insurance Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Parent and the Borrower performed and observed all their respective Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned, during such fiscal period the Borrower and the Parent performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

5. Attached hereto is Schedule 5.13 to the Credit Agreement setting forth the subsidiaries of the Parent as of the date of this Certificate.

6. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                     ,             .

MERCURY CASUALTY COMPANY

By:
Name:
Title:

MERCURY GENERAL CORPORATION

By:
Name:
Title:

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$120MM TML

Date:             ,

For the Quarter/Year ended

                     (“Statement Date”)

SCHEDULE 2

to the Compliance Certificate

($ in 000’s)

I.	Section 7.11(a) – Borrower Statutory Surplus.

	A.	Borrower Statutory Surplus	$

	B.	Initial Surplus Requirement		$750,000

	C.	25% of the positive Consolidated Statutory Net Income for calendar year ending 12/31/2010	$

	D.	25% of the positive Consolidated Statutory Net Income for calendar year ending 12/31/2011	$

	E.	25% of the positive Consolidated Statutory Net Income for calendar year ending 12/31/2012	$

	F.	25% of the positive Consolidated Statutory Net Income for calendar year ending 12/31/2013	$

	G.	Borrower Statutory Surplus Requirement (sum of Item B plus Items C, D, E and F, as applicable)	$

II.	Section 7.11(b) – Debt to Capital Ratio.

	A.	Consolidated Parent Debt	$

	B.	Parent Net Worth	$

	C.	Item A plus Item B	$

	D.	Ratio of Item A to Item C

Item II is not permitted to exceed 30%.

III.	Section 7.11(c) – Risk-Based Capital Ratio of the Borrower and Each Material Insurance Subsidiary.

	A.	Borrower

		(i) Total Adjusted Capital	$

		(ii) Company Action Level	$

(iii) Ratio of Item (i) to Item (ii)

B.	Parent’s Material Insurance Subsidiaries

1. [ ]

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(i) Total Adjusted Capital	$

(ii) Company Action Level	$

(iii) Ratio of Item (i) to Item (ii)

2. [ ]

(i) Total Adjusted Capital	$

(ii) Company Action Level	$

(iii) Ratio of Item (i) to Item (ii)

3. [ ]

(i) Total Adjusted Capital	$

(ii) Company Action Level	$

(iii) Ratio of Item (i) to Item (ii)

4. [ ]

(i) Total Adjusted Capital	$

(ii) Company Action Level	$

(iii) Ratio of Item (i) to Item (ii)

Each ratio in Item III must be a minimum of 200%.

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SCHEDULE 5.13

SUBSIDIARIES AND

OTHER EQUITY INVESTMENTS

Part (a). Subsidiaries of Parent.

Entity Name	Outstanding Equity Interests and Ownership	Material Party	Insurance Subsidiary	Material Insurance Subsidiary
Borrower	Parent - 100%	Yes	Yes	Yes

Mercury Insurance Company	Borrower - 100%

California Automobile Insurance Company	Parent - 100%

Mercury Insurance Company of Illinois	Parent - 100%

Mercury Insurance Company of Georgia	California Automobile Insurance Company - 100%

Mercury Indemnity Company of Georgia	Parent - 100%

Mercury National Insurance Company	Mercury Insurance Company of Illinois - 100%

American Mercury Insurance Company	Parent - 100%

American Mercury Lloyds Insurance Company	Mercury Select Management Company, Inc. is attorney-in-fact

Mercury Insurance Company of Florida	Parent - 100%

Mercury Indemnity Company of America	Parent - 100%

California General Underwriters Insurance Company	Borrower - 100%

Mercury County Mutual Insurance Company	Mercury Insurance Services, LLC manages and controls through a management agreement

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Entity Name	Outstanding Equity Interests and Ownership	Material Party	Insurance Subsidiary	Material Insurance Subsidiary
Mercury Select Management Company, Inc.	American Mercury Insurance Company - 100%

American Mercury MGA, Inc.	American Mercury Insurance Company - 100%

Mercury Group, Inc.	Parent - 100%

Concord Insurance Services, Inc.	Parent - 100%

Mercury Insurance Services, LLC	Borrower - 100%

Part (b). Other Equity Investments.

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